Exhibit 99.1

Antero Resources Announces $250 Million Offering of Convertible Senior Notes

DENVER, August 18, 2020 /PRNewswire/ – Antero Resources Corporation (NYSE: AR) (“Antero Resources” or the “Company”) announced today that, subject to market and other conditions, it intends to offer $250 million in aggregate principal amount of convertible senior notes due 2026 (the “Notes”) in a private placement to eligible purchasers. The Company also expects to grant the initial purchasers of the Notes a 30-day option to purchase up to an additional $50 million aggregate principal amount of the Notes.

The Notes will be senior, unsecured obligations of the Company, accrue interest payable semi-annually in arrears and mature on September 1, 2026, unless earlier repurchased, redeemed or converted. The Notes will be convertible into cash, shares of the Company’s common stock or a combination thereof, at the Company’s election. The Notes will be fully and unconditionally guaranteed, on a senior, unsecured basis, by the Company’s subsidiaries that currently or in the future guarantee the Company’s existing senior notes. The interest rate, initial conversion rate and other terms of the Notes are expected to be determined at the time of pricing of the offering.

The Company intends to use the net proceeds from the offering (including any additional net proceeds if the initial purchasers exercise their option to purchase additional Notes) to repay indebtedness under the Company's credit facility, which amounts may be reborrowed at any time, including to fund the pending tender offers.

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, any securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The Notes to be offered and any shares of the Company’s common stock issuable upon conversion of the Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Notes will be offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act.

Antero Resources is an independent natural gas and oil company engaged in the acquisition, development and production of unconventional liquids-rich natural gas properties located in the Appalachian Basin in West Virginia and Ohio.

This release includes "forward-looking statements." Such forward-looking statements are subject to a number of risks and uncertainties, many of which are not under Antero Resources’ control. All statements, except for statements of historical fact, made in this release regarding activities, events or developments Antero Resources expects, believes or anticipates will or may occur in the future, such as Antero Resources’ ability to successfully consummate the offering of the Notes, the terms and conditions of the Notes and the Company’s expected use of proceeds from the offering of the Notes, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All forward-looking statements speak only as of the date of this release. Although Antero Resources believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Except as required by law, Antero Resources expressly disclaims any obligation to and does not intend to publicly update or revise any forward-looking statements.

Antero Resources cautions you that these forward-looking statements are subject to all of the risks and uncertainties incident to the exploration for and development, production, gathering and sale of natural gas, NGLs and oil, most of which are difficult to predict and many of which are beyond the Antero Resources’ control. These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of drilling and production equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating natural gas and oil reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, impacts of world health events, including the COVID-19 pandemic, potential shut-ins of production due to lack of downstream demand or storage capacity, and the other risks described under the heading "Item 1A. Risk Factors" in Antero Resources’ Annual Report on Form 10-K for the year ended December 31, 2019 and its subsequently filed Quarterly Reports on Form 10-Q.

For more information, contact Michael Kennedy – SVP–Finance of Antero Resources, at (303) 357-6782 or mkennedy@anteroresources.com.